Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-57736, No. 333-105525, No. 333-105526, No. 333-139004, and No. 333-166367), on Form S-4 (No. 333-169598), and on Form S-3 (No. 333-153640) of First Niagara Financial Group, Inc. of our report dated February 28, 2011 relating to the financial statements of NewAlliance Bancshares, Inc., which appears in this Current Report on Form 8-K of First Niagara Financial Group, Inc. dated April 15, 2011.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP Hartford, CT
April 14, 2011